SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 6, 1998




                              TII INDUSTRIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
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                            (State of Incorporation)


       1-8048                                              66-0328885
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(Commission File No.)                          (IRS Employer Identification No.)



 1385 AKRON STREET, COPIAGUE, NEW YORK                        11726
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(Address of Principal Executive Offices)                    (Zip Code)


                                 (516) 789-5000
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               (Registrant's telephone number, including area code


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.    OTHER EVENTS

           (a) On January 6, 1998, the Company issued a press release in which it announced that, effective January 19, 1998, George S. Katsarakes will join the Company as Executive Vice President and Chief Operating Officer, reporting directly to Timothy J. Roach, President and Chief Executive Officer.

           (b) On January 7, 1998, the Securities and Exchange Commission granted the Company's request to withdraw Registration Statement No. 333-38467 which the Company had filed to register shares of its Common Stock for a proposed underwritten public offering. The Company had announced the postponement of the proposed offering in November 1997.

           (c) On January 12, 1998, the Company entered into a Seventh Amendment and Waiver to its Revolving Credit Agreement dated January 31, 1995 (as previously amended and as so amended, the "Revolving Credit Agreement") with The Chase Manhattan Bank (formerly known as Chemical Bank (the "Bank") in order to (i) shorten the maturity of the loan facility to December 31, 1998 (subject to earlier termination in certain events), (ii) fix the availability under the loan facility (for the duration of the loan facility) at $1,500,000 (in lieu of $2,800,000 in availability at January 12, 1998, reducing by $400,000 at the end of each calendar quarter thereafter), (iii) adjust the interest rate (to the Bank's prime rate, through February 28, 1998, and, thereafter, to its prime rate plus one percent per annum), applicable to borrowings under the loan facility,
(iv) waive any default that may have occurred by reason of any loss sustained by the Company for its fiscal quarter and four fiscal quarters ended December 26, 1997 provided that such net loss (excluding any extraordinary gains) did not exceed $2,500,000 and $5,200,000, respectively, and (v) delete the debt service ratio maintenance covenant. In addition, said Seventh Amendment and Waiver permits (notwithstanding a provision to the contrary in the Revolving Credit Agreement) the Company to incur a loss (y) for the fiscal quarter and four fiscal quarters ending March 27, 1998 provided any such loss (excluding any extraordinary gains) for such quarter does not exceed $100,000 and any such loss for such four fiscal quarters does not exceed $2,900,000, and (z) for any three fiscal quarters in the four fiscal quarter period ending June 26, 1998 provided that the net loss sustained for the four quarters ending June 26, 1998 does not exceed $2,700,000.

           In conjunction therewith, the Company also amended its Master Lease Purchase Agreement (as amended, the "Lease Agreement") dated January 12, 1996 with Chase Equipment Leasing Inc. (as assignee of ChemLease Worldwide, Inc.) to amend the monthly payments due thereunder commencing March 1, 1998 and to provide for a contemporaneous termination of the Lease Agreement with the Revolving Credit Agreement (which, if terminated on December 31, 1998, would require the payment by the Company on that date of $989,251 plus any unpaid monthly lease payments and other amounts accrued under the Lease Agreement). The Lease Agreement provides that the financial covenants related to any credit facility provided by the Bank shall also apply to the Lease Agreement.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)        Financial statements of business acquired:
                      None.

           (b)        Exhibits.

           4.1 Seventh Amendment and Waiver dated as of January 12, 1998 to the Revolving Credit Agreement dated January 31, 1995 among TII International, the Company and Chase Manhattan Bank (as successor to Chemical Bank).

                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               TII INDUSTRIES, INC.



Dated:  January 21, 1998                       By: /s/ Timothy J. Roach
                                                  ------------------------------
                                                   Timothy J. Roach, President




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                                  EXHIBIT INDEX


EXHIBIT NO.

4.1        Seventh   Amendment  and  Waiver  dated  as  of                 6
           January  12,  1998  to  the  Revolving   Credit
           Agreement  dated  January  31,  1995  among TII
           International,  the Company and Chase Manhattan
           Bank (as successor to Chemical Bank).






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